Exhibit 10.11

CONFIDENTIAL

GS KO LICENCE ROW

LICENSE AGREEMENT

between

LONZA SALES AG

and

NEXVET BIOPHARMA PTY LTD

CONFIDENTIAL

CONFIDENTIAL

THIS AGREEMENT is made the 16th day of December 2013

BETWEEN

LONZA SALES AG incorporated and registered in Switzerland whose registered office is at Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland (hereinafter referred to as “Lonza”), and

NEXVET BIOPHARMA PTY LTD of Level 39, 385 Bourke Street, Melbourne 3000, Victoria, Australia, (hereinafter referred to as “Licensee”)

WHEREAS

A.	Lonza is the proprietor of the System and the CDACF Version 8 System and has the right to grant rights to certain Intellectual Property Rights in relation thereto (all as hereinafter defined), and

B.	The Licensee wishes to take a licence under such Intellectual Property Rights of which Lonza is the proprietor to commercially exploit the Product (as hereinafter defined) in the form hereunder.

NOW THEREFORE the parties hereby agree as follows:

1.	Definitions

In this Agreement the following words and phrases shall have the following meanings:

1.1	“Affiliate” means any company, corporation, limited liability company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control, directly or indirectly, with the relevant party to this Agreement. “Control” means the ownership of more than fifty percent (50%) of the issued share capital of the party in question or the legal power to direct or cause the direction of the general management and policies of the party in question.

1.2	“CDACF Version 8 Base Powders” means the powders set out in Appendix 2.

1.3	“CDACF Version 8 Feeds” means the concentrated nutrient solutions used in order to maintain the growth and productivity of mammalian cells, as more fully set out in Appendix 3.

1.4	“CDACF Version 8 Media” means the solutions of nutrients used in mammalian cell culture, as more fully set out in Appendix 3.

1.5	“CDACF Version 8 Know-How” means any Know-How specifically relating to the CDACF Version 8 Base Powders, CDACF Version 8 Feeds, CDACF Version 8 Media or the CDACF Version 8 Supplements used either in combination or individually, as set out in Appendix 4.

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1.6	“CDACF Version 8 System” means the CDACF Version 8 Base Powders, CDACF Version 8 Feeds, CDACF Version 8 Media, CDACF Version 8 Know-How and the CDACF Version 8 Supplements used either in combination or individually.

1.7	“CDACF Version 8 Supplements” means the supplement solutions, as more fully set out in Appendix 3.

1.8	“Cell Lines” means those cell lines referred to in Clause 2.1.1.

1.9	“Combination Product” means any diagnostic or therapeutic product comprising Product and one or more other pharmaceutically active ingredient(s).

1.10	“Competing Contract Manufacturer” shall mean any third party who, together with its affiliates, undertakes or performs more than fifty percent (50%) of their business as a third party manufacturer of monoclonal antibodies and/or therapeutic proteins or any product of a similar nature to which this Agreement relates.

1.10	“Confidential Information” means any Know-How and confidential information disclosed by one party to the other in connection with this Agreement including for the avoidance of doubt the terms of this Agreement itself. In the case of Lonza, Confidential Information shall mean System Know-How, CDACF Version 8 System Know-How and all information relating to the System and/or CDACF Version 8 System and any other materials, specifications or information which is provided and/or disclosed by Lonza, its Affiliates and their respective officers, employees, agents and advisors to the Licensee and its officers, employees, agents and advisors, whether directly or indirectly, including, without limitation, all agreements, research databases, trade secrets, Intellectual Property Rights, business and/ or commercial and/ or financial data (including data pertaining to Lonza’s suppliers, agents, distributors and customers), specifications, technical designs, documents and drawings which are related to the System, the CDACF Version 8 System and/or Lonza’s business.

1.11	“Effective Date” means the date first above written.

1.12	“First Commercial Sale” means the date of the first sale or other disposal of Product for consideration by the Licensee or its Sublicensee.

1.13	“Intellectual Property Rights” means all rights, title and interests, vested and/or arising out of any industrial or intellectual property, whether protected at common law or under statute, which includes (without limitation) any rights and interests in copyrights, designs, trademarks, servicemarks, trade-names, technology, business names, logos, commercial symbols, processes, developments, licenses, trade secrets, goodwill, drawings, computer software, formulae, technical information, research data, procedures, designs, Confidential Information and any other knowledge of any nature whatsoever throughout the world whether in existence today or which will come into existence in the future, and including all applications for patents, copyrights, trademarks, trade names, rights to apply and any amendments/modifications or renewals thereto; and all other intellectual property rights.

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1.14	“Know-How” means any technical and other information, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols.

1.15	“Losses” means losses, damages, costs and expenses.

1.16	“Net Selling Price” means ***

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***

1.17	“Patent Rights (Lonza)” means the patents and applications, short particulars of which are set out in Appendix 1A hereto, and all patents and applications thereof of any kind throughout the world whether national or regional including but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, and including any divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements and extensions of reissue thereof.

1.18	“Patent Rights (Third Party)” means the patents and applications, short particulars of which are set out in Appendix 1B hereto, and to the extent granted to Lonza by the owners of the Patent Rights (Third Party), all patents and applications thereof of any kind throughout the world whether national or regional including but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, and including any divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements and extensions of reissue thereof.

1.19	“Product” means the felinised IgG kappa antibody produced by the Cell Line known as NV-02 that binds to NGF and of which Licensee is the proprietor and which is obtained by the expression of any one gene or of any combination of genes by use of the System, or any formulation containing the same.

1.20	“Strategic Partner” means a party with whom Licensee has entered into a contractual relationship, to identify a therapeutic target, collaborate in the performance of research and development and/or commercialization of a Product or a product of which the Strategic Partner is the proprietor. In no event may any entity that is primarily a Competing Contract Manufacturer be deemed a Strategic Partner for the purposes of this Agreement.

1.21	“Sublicensee” means a party with whom Licensee has entered into a contractual relationship, under which such party has been granted the right to make or manufacture the Product and to whom Licensee has sub-licensed its rights under this Agreement pursuant to clause 4.3, provided always that the obligations in Clause 4.3 have been satisfied.

1.22	“System” means Lonza’s glutamine synthetase gene expression system known as GS Xceed™ consisting of the Cell Lines and the Vectors, and the System Know-How, whether used individually or in combination with each other. For the avoidance of doubt, any gene proprietary to Licensee inserted into the System for the purposes of producing Product does not form part of the System.

1.23	“System Know-How” means Know-How relating directly or indirectly to the System known to Lonza from time to time, of which Lonza is the proprietor.

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1.24	“Target Animal Efficacy Study” means the first animal treated in a pivotal efficacy study performed under GCPv with Centre for Veterinary Medicine (CVM) protocol concurrence.

1.25	“Territory” means world-wide.

1.26	“Valid Claim” means a claim within the Patent Rights (Lonza) or the Patent Rights (Third Party) (including any re-issued and unexpired patents) which, but for the licence and other rights granted pursuant to Clauses 4.1 and 4.3 hereof, would be infringed by the manufacture, use, sale, offer for sale, exportation or importation of Product by Licensee or its Sublicensees and which also (a) has not been cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, and (b) has not been revoked, held invalid or declared unpatentable or unenforceable in a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, and (c) which has not been admitted to be invalid or unenforceable through re-issue or disclaimer or otherwise.

1.27	“Vectors” means those vectors referred to in Clause 2.1.1.

2.	Supply of the System, CDACF Version 8 System and System Know-How

2.1	Unless previously supplied by Lonza under a separate agreement, Lonza shall, if requested by Licensee in writing, arrange for the supply ex-works Lonza’s premises, Slough, Berkshire (Incoterms 2010) to Licensee of the following:

2.1.1	Vectors ***

2.1.2	Cell Lines ***

2.1.3	System Know-How

System Know-How contained as at the date hereinabove in (a) manuals of operating procedures for the System, (b) regulatory information in pdf format, and (c) Vector nucleotide sequences.

2.2	In the event that Licensee requires any additional quantities of the materials referred to in Clauses 2.1.1 and 2.1.2, and if Lonza at its sole discretion is willing to supply such additional materials, such supply shall be subject to the payment of an additional fee by Licensee to Lonza in accordance with Lonza’s prices at the time.

2.3	In relation to the CDACF Version 8 System, Lonza shall following signature of this Agreement (a) provide Licensee with details of how to purchase the CDACF Version 8 Base Powders and CDACF Version 8 Supplements to enable Licensee (and only Licensee) to make CDACF Version 8 Feeds and CDACF Version 8 Media and (b) supply Licensee with the CDACF Version 8 Know-How.

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2.4	Licensee shall use the System only in the expression of Product by insertion of gene(s) coding for Product(s) into the System, and shall not use, cause the use of or permit to be used the System for any purpose not directly authorised by this Agreement.

2.5	The CDACF Version 8 System may only be used in conjunction with the System and may not be used in conjunction with any other gene expression system or for any other purpose whatsoever.

2.6	Lonza shall make available to Licensee, subject to Licensee paying any charge Lonza may (acting reasonably) make available to Licensee updates to the CDACF Version 8 Know-How and/or the System Know-How from time to time.

3.	Ownership of Property and Intellectual Property

3.1	It is hereby acknowledged and agreed that as between the parties any and all property and Intellectual Property Rights in the System and System Know-How is vested in Lonza. Similarly it is hereby acknowledged that as between the parties any and all Intellectual Property Rights in the Product and any gene proprietary to Licensee, or any of its licensors or sublicensees, inserted into the System for the purpose of producing Product, is vested in Licensee, or its applicable licensors and sublicensees.

3.2	The provisions of this Clause 3 shall survive termination of this Agreement.

4.	Licenses

4.1	Lonza hereby grants to Licensee:

(a)	a world-wide non-exclusive licence under the System Know-How, CDACF Version 8 Know-How, and the Patent Rights (Lonza) (with the right to sublicense, subject to Clause 4.3 below);

(b)	a world-wide non-exclusive sublicence under the Patent Rights (Third Party) (with the right to sublicense, subject to Clause 4.3 below);

in each case (a) and (b) to use, develop, manufacture, market, sell, offer for sale, distribute, import and export Product in the Territory (“Commercial Activities”).

4.2	Save as expressly provided by Clause 2.4 above, the Licensee hereby undertakes not to make any modifications or adaptations to the System and the CDACF Version 8 System during the subsistence of this Agreement.

4.3	Subject to the provisions of this Clause 4.3, Licensee shall be entitled to grant a sublicence to the rights granted by Clause 4.1 to any one or more third parties for the purposes of any such third party producing Product for Licensee provided always:

4.3.1	Licensee shall ensure such Sublicensee’s use of the System, the CDACF Version 8 System, Lonza’s Intellectual Property Rights and the Product is undertaken solely for undertaking Commercial Activities, for or on behalf of Licensee; and

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4.3.2	The Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in Lonza or otherwise, to use the System, the CDACF Version 8 System, Lonza’s Intellectual Property Rights or the Product other than for undertaking Commercial Activities for or on behalf of Licensee and Licensee agrees to ensure that such Sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement; and

4.3.3	Any sublicence granted shall be expressly subject and subordinate to the terms of this Agreement, and it shall be Licensee’s responsibility to ensure the strict adherence by any Sublicensee hereunder to the terms and conditions of this Agreement; and

4.3.4	Prior to the grant of any sublicence pursuant to this Clause 4 Licensee shall obtain the written consent of Lonza (such consent not to be unreasonably withheld, conditioned or delayed), to the grant of such sublicence.

4.3.5	Licensee shall not sublicense the rights sublicensed to it under the *** patents listed in Appendix 1B to *** or any of its affiliates or its or their successors with affiliate meaning for the purposes of this Clause 4.3.5 any entity controlling, controlled by, or under common control with *** .

4.4	If, on a country-by-country basis, any granted patents that form part of the Patent Rights (Lonza) or Patent Rights (Third Party) (including any re-issued patents and unexpired patents), subsequently expire or no longer contain a Valid Claim such Patent Rights shall automatically fall outside the scope of this Agreement and the provisions of Clauses 4.1 to 4.3 shall only apply, with respect to granted patents, to those granted patents which contain a Valid Claim and form part of the Patents Rights (Lonza) or Patent Rights (Third Party) for as long as those granted patents remain in force.

4.5	Notwithstanding clause 4.4, on a country-by-country basis, where no Valid Claim remains in force, the provisions of Clauses 4.1 to 4.3 shall only apply for as long as the System Know-How and CDACF Version 8 Know-How (as appropriate) remain secret and substantial.

4.6	No licence is granted save as expressly provided herein and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

5.	Payments

5.1	In consideration of the licence granted to Licensee pursuant to Clause 4.1 above, and in consideration for the right to sublicense the rights granted by Clause 4.1 pursuant to Clause 4.3, Licensee shall pay Lonza as follows, subject to the adjustment as set forth in Clause 5.2:

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5.1.1	in respect of Product manufactured by Lonza, a royalty of *** percent (***%) of the-Net Selling-Price;

5.1.2	where Licensee or Licensee’s Strategic Partner manufactures Product:

5.1.2.1	a payment of pounds sterling *** (£***) due annually during the course of this Agreement, and being first payable upon commencement of Target Animal Efficacy Study for registration in US or EU (or equivalent study) and thereafter on each anniversary of such date; and

5.1.2.2	a royalty of *** percent (***%) of the Net Selling Price of such Product manufactured.

5.1.3	where any party other than Lonza, Licensee or Licensee’s Strategic Partner manufactures Product:

5.1.3.1	a payment of pounds sterling *** (£***) per sublicence due annually during the course of such sublicence (irrespective as to the years of manufacture), and being first payable on the commencement date of the relevant sublicence; and

5.1.3.2	a royalty of *** percent (***%) of the-Net Selling Price of such-Product-manufactured.

5.2	The Licensee’s obligation to pay royalties for Product according to 5.1.1, 5.1.2.2 and 5.1.3.2 shall apply on a country-by-country basis until the later of (i) expiry of the last Valid Claim or (ii) the date being ten (10) years from the date of the First Commerical Sale of Product following marketing authorisation of the Product. If, on a country-by-country basis, the manufacture and/or sale of the Product are not protected by a Valid Claim (either because no patent or application was ever filed for such territory or the patent or application is no longer of effect) then in respect of sales in such countries:

(a)	the royalties referred to in 5.1.1, 5.1.2.2 and 5.1.3.2 shall be due only in respect of the System Know-How;

(b)	the royalties referred to in 5.1.1 and 5.1.2.2 shall be at the rate of *** per cent (***%) and *** per cent (***%) respectively of the Net Selling Price;

(c)	the royalties referred to in 5.1.3.2 shall be at the rate of *** per cent (***%) of the Net Selling Price.

5.3	For the avoidance of doubt the licence to use the CDACF Version 8 System is given in consideration of the obligations incumbent upon the Licensee under the terms of this Agreement but is otherwise royalty-free.

5.4	Subject always to Clause 5.5, if, during the term of this Agreement, Licensee is required to take a bona fide royalty-bearing licence under intellectual property rights owned by *** and which are required in order to operate the GS System or the CDACF Version 8 System in order to use, develop, manufacture, market, sell, offer for sale, distribute, import and export Product in the Territory (the “*** Licence”):

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(a)	Licensee may deduct from royalties due under this Agreement on such Product *** percent (***%) of the royalties actually paid by Licensee to *** , but in no event will the royalties paid to Lonza under this Agreement be less than *** percent (***%) of the amount due pursuant to Clauses 5.1.1, 5.1.2.2 and 5.1.3.2 hereof. This provision will apply only to prospective running royalties payable to *** on the same basis as required by Clause 5 hereof;

(b)	with regard to lump-sum license fees, milestone payments and minimum annual royalties in excess of accrued royalties, Licensee may, once the Product is commercialised and offered for sale for use in patients after having been appropriately licensed and approved for such use, deduct from royalties due under this Agreement on such Product *** percent (***%) of such lump-sum license fees, milestone payments and minimum annual royalties in excess of accrued royalties actually paid by Licensee to ***, but in no event will the royalties paid to Lonza under this Agreement be less than *** percent (***%) of the amount due pursuant to Clauses 5.1.1, 5.1.2.2 and 5.1.3.2 hereof.

(c)	no credit will be allowed for any amount paid for rights not required to permit Licensee to use, develop, manufacture, market, sell, offer for sale, distribute, import and export Product in the Territory, as provided in this Agreement.

For the avoidance of doubt, Licensee shall not be entitled to recover for the same loss or damage under this Clause and under Clause 7.2A.

5.5	Licensee shall not agree any arrangement with *** under which any fees or royalties under any *** Licence are lowered or made more favourable to Licensee as a consequence of any arrangements made with regard to any damages or settlement which Licensee pays to *** and for which Licensee would seek indemnification from Lonza pursuant to Clause 7.2A. If there is any dispute as to whether Licensee has structured any arrangements it has entered into with *** so as to maximise the sums for which Lonza is required to indemnify them under Clause 7.2A and/or reduce the licence fees or other payments which Licensee is required to pay to *** , the matter shall be referred to an independent third party (“Expert”) who shall assess the terms of any settlement and licence arrangement with *** and determine how much of any such settlement and licence arrangement attributable as damages for historic infringement (and therefore the subject of the indemnity from Lonza under Clause 7.2A) and how much is attributable to any new licence arrangements between Licensee and *** , to which the provisions of Clause 5.4(a) and (b) shall apply. The Expert must be a person with an appropriate level of expertise in licensing and / or valuation to be able to determine the dispute, and must be agreed to by the parties, or if not agreed within a reasonable time of the dispute arising, must be appointed by the then President of the Licensing Executives Society of Britain & Ireland. The costs of the Expert shall be shared equally between the parties and the parties agree to be bound by the determination of the Expert save in the event of manifest error.

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6.	Royalty Procedures

6.1	Licensee shall, and shall ensure that its Sublicensees shall, keep true and accurate records and books of account containing all data necessary for the calculation of royalties payable to Lonza. Such records and books of account shall, upon reasonable notice having been given by Lonza (which in no event shall be less than thirty (30) days prior notice), be open at all reasonable times during regular business hours for inspection by independent auditors selected by Lonza and reasonably acceptable to Licensee. Such independent auditors shall agree to maintain the confidentiality of the information and materials disclosed during the audit. Any such audit shall be conducted in a manner that does not interfere unreasonably with the operations of Licensee’s business. Lonza may perform an audit once each calendar year. Each audit shall begin upon the date specified by Lonza and shall be completed as soon as reasonably practicable. Lonza shall pay the costs of the independent auditors conducting such audit, unless the results of the audit reveal an underpayment of 5% or more by Licensee, in which case, Licensee shall pay the reasonable costs of the independent auditors. If an audit concludes that an overpayment or underpayment has occurred during the audited period, such payment shall be remitted by the party responsible for such payment to the other party within thirty (30) days after the date such auditor’s written report identifying the overpayment or underpayment is delivered to the party responsible for such payment.

6.2	Licensee shall prepare a statement in respect of each calendar quarter which shall show for the immediately preceding quarter details of the sales of Product on a country by country basis and the royalty due and payable to Lonza thereon.

Such statement shall be submitted to Lonza within thirty (30) days after the end of the calendar quarter to which it relates, together with a remittance for the royalties due to Lonza.

6.3	All sums due under this Agreement:

6.3.1	shall be made in pounds sterling to Lonza. Payments due to Lonza in currencies other than pounds sterling shall first be calculated in the relevant local currency before being calculated at the rate of exchange in effect at the close of business on the day payment is due or made, whichever is earlier, provided always that where payment is made after the date provided therefor herein conversion shall be at the rate in effect at the date of payment if this is more favourable to Lonza. The rate of exchange shall be the mean value of the Pound Spot Rate in London first published in the Financial Times on the day following the day for determining such rates.

6.3.2	are exclusive of any Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, and shall be paid by Licensee (other than taxes on Lonza’s income). The parties agree to co-operate in all respects reasonably necessary to take advantage of such double taxation treaties as may be available.

6.4	Where Lonza does not receive payment of any sum by the due date, interest shall accrue thereafter on the sum due and owing to Lonza at the rate of two percent (2%) per annum over the base rate from time to time of National Westminster Bank plc, interest to accrue on a day-to-day basis without prejudice to Lonza’s right to receive payment on the due date.

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7.	Liability and Warranties

7.1	Lonza gives no representation or warranty that the Patent Rights (Lonza) or Patent Rights (Third Party) which are patent applications will be granted or if granted will be valid nor that the exercise of the rights granted to Licensee hereunder will not infringe other patent rights or intellectual property rights vested in Lonza or any third party.

7.2	Lonza warrants that:

(a)	the patents included in the Patent Rights (Lonza) are the only patents that must be licensed from Lonza and/or its Affiliates in order to operate the System;

(b)	it is entitled to grant the rights and licences contained herein in accordance with the terms and conditions of this Agreement;

(c)	as at the date of this Agreement, to the best of Lonza’s knowledge and belief, the GS System and the CDACF Version 8 System do not infringe the intellectual property rights of any third party, including any *** patents not listed in Appendix 1B ;

(d)	as at the date of this Agreement, to the best of Lonza’s knowledge and belief, Lonza is not in breach of any licence with any third party, including, in particular, the licence with *** , pursuant to which Lonza is licensed any of the Patent Rights (Third Party);

(e)	as at the date of this Agreement, to the best of Lonza’s knowledge and belief, Lonza is not aware of any facts, matters or circumstances under which Lonza’s rights to the Patent Rights (Third Party) (including the rights to sublicense those rights to the Licensee) will be terminated or withdrawn.

7.2A	Lonza shall (subject always to Clauses 5.5, 7.6 and 7.8) indemnify and hold harmless each of Licensee and its Affiliates, and their respective officers, employees and agents at all times in respect of any and all:

(i)	legal fees which Licensee properly incurs; and

(ii)	any damages or other amounts (including legal costs incurred by ***) which Licensee is ordered to pay to *** by a court of competent jurisdiction, or which Licensee properly agrees to pay in settlement with *** (provided that such settlements shall not include any element of lost profits, lost revenue or indirect or consequential losses);

in each case ((i) and (ii)) which arise (and to the extent that they arise) directly from any claim (actual or threatened) by *** against Licensee in relation to US patent number 8377674 that the use in accordance with the terms of this Agreement of the GS System and the CDACF Version 8 System infringes any intellectual property rights of *** . For the avoidance of doubt, Licensee shall not be entitled to recover for the same loss or damage under this Clause and under Clause 5.4.

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7.3	Subject to Clause 5.4, the Licensee hereby acknowledges that in order to exploit the rights granted herein the Licensee may require licences under Lonza patent rights (other than those herein licensed) or under third party patent rights (including those vested in Affiliates of Lonza) that may be infringed by the use by the Licensee of the rights licensed herein and it is hereby agreed that it shall be the Licensee’s responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences.

7.4	Each party (“Indemnifying Party”) shall indemnify and hold harmless the other party and its Affiliates, and their respective officers, employees and agents (each an “Indemnified Party”) at all times in respect of any and all Losses suffered or incurred as a result of any contractual, tortious or other claims or proceedings by third parties (collectively “Third Party Claims”) against Indemnified Party arising out of the Indemnifying Party’s breach of this Agreement, including breach of representations and warranties, violation of applicable law, negligence or wilful misconduct.

7.5	With respect to product liability claims or proceedings, the following shall apply: (a) except to the extent provided in (b) below, Licensee shall indemnify and hold harmless Lonza, its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury (in each case to humans) relating to the Product, and (b) Lonza shall indemnify and hold harmless Licensee, its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury (in each case to humans) relating to the Product to the extent such claims or proceedings result from defects in the Cell Lines and Vectors, or from Lonza’s breach of this Agreement.

7.6	Notice. If a party receives notice of any claim for an indemnity under Clauses 7.4 or 7.5 (an “Indemnifying Claim”), the Indemnified Party shall, as promptly as is reasonably possible, give the Indemnifying Party notice thereof; provided, however, that failure to give such notice promptly shall only relieve the Indemnifying Party of any indemnification obligation hereunder to the extent such failure diminishes the ability of the Indemnifying Party to respond to or to defend the Indemnified Party against such Indemnifying Claim of the Indemnifying Party. The parties shall consult and cooperate with each other regarding the response to and the defence of any such indemnifying claim and the Indemnifying Party shall assume the defence or represent the interests of the Indemnified Party in respect of such indemnifying claim of the Indemnifying Party, that shall include the right to select and direct legal counsel and other consultants to appear in proceedings on behalf of the Indemnified Party and to propose, accept or reject offers of settlement, all at its sole cost; provided, however, that no such settlement shall be made without the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall not agree any settlement of any such claim without the prior written consent of the Indemnifying Party. Nothing herein shall prevent the Indemnified Party from retaining its own counsel and participating in its own defence at its own cost and expense.

7.7	Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

7.8

EXCEPT FOR EITHER PARTY’S BREACH OF CLAUSE 8 HEREOF IN NO EVENT SHALL EITHER PARTY AND/OR THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY, THEIR AFFILIATES AND/OR THEIR RESPECTIVE OFFICER’S, EMPLOYEES AND AGENTS WITH RESPECT TO ANY SUBJECT

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MATTER OF THIS AGREEMENT WHETHER IN CONTRACT IN TORT IN NEGLIGENCE OR FOR BREACH OF STATUTORY DUTY OR OTHERWISE FOR LOSS OF PROFITS, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES. Nothing in this Agreement shall limit or exclude the liability of either party for its fraud, or for death or personal injury (in each case to humans) arising from its negligence or for any other liability that cannot be limited or excluded as a matter of law.

7.9	The terms of this Clause 7 shall survive expiration or termination of this Agreement for whatever reason.

8.	Confidentiality

8.1	Licensee expressly acknowledges that Confidential Information disclosed by Lonza pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence and Licensee agrees to keep such Confidential Information secure, secret and confidential and undertakes to respect Lonza’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose, cause or permit to be disclosed such Confidential Information to any third party other than its Sublicensee hereunder for use in accordance with the terms of this Agreement. Licensee shall procure that only its employees and employees of its Sublicensee hereunder shall have access to Confidential Information and then only on a need to know basis and that all such employees shall be informed of their secret and confidential nature and shall be subject to the obligations of confidentiality and non-use no less stringent than those set out herein.

8.2	Licensee hereby undertakes and agrees to keep the System and the CDACF Version 8 System secure and safe from loss, damage, theft, misuse and unauthorised access and shall procure that the System and the CDACF Version 8 System shall be made available only to employees of Licensee and employees of its Sublicensee hereunder on a need to know basis and subject to the same obligations of confidence as provided in Clause 8.1 hereof, and to use the same for the sole purpose of this Agreement.

8.3	Both parties undertake and agree not to at any time for any reason whatsoever disclose or permit to be disclosed to any third party or otherwise make use of or permit to be made use of any trade secrets or confidential information or materials relating to the business affairs or finances of the other or of any suppliers, agents, distributors, licensees or other customers of the other which comes into their possession pursuant to this Agreement.

8.4	The obligations of confidence referred to in this Clause 8 shall not extend to any information which the receiving party demonstrates:

8.4.1	is or shall become generally available to the public otherwise than by reason of a breach by the recipient party of such information of the provisions of this Clause 8;

8.4.2	is known to the recipient party of such information and is at its free disposal prior to its receipt from the other;

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8.4.3	is subsequently disclosed to the recipient party without obligations of confidence by a third party owing no such obligation of confidentiality to the disclosing party; or

8.4.4	can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in question without access to or use or knowledge of the information of the disclosing party.

8.5	Notwithstanding the foregoing it is acknowledged between the parties that Lonza or Licensee may be required to disclose Confidential Information to a government agency for the purpose of any statutory, regulatory or similar legislative requirement applicable to the production of Product, or to a court of law or to meet the requirements of any Stock Exchange to which the parties may be subject. In such circumstances the disclosing party will inform the other party prior to disclosure being made as to the nature of the required disclosure, shall only make the disclosure to the extent legally required and shall seek to impose obligations of secrecy wherever possible. Notwithstanding such disclosure such Confidential Information shall otherwise remain subject to this Clause 8.

8.6	Each party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided hereunder by a party may cause irreparable harm to the other party (“Non-Breaching Party”) and that money damages may not provide a sufficient remedy to the Non-Breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then in addition to all other remedies available at law or in equity, the Non-Breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the Non-Breaching Party.

8.7	The obligations of both parties under this Clause 8 shall survive the expiration or termination of this Agreement for whatever reason.

9.	Intellectual Property Enforcement

9.1	Lonza hereby undertakes and agrees that at its own cost and expense it will:

9.1.1	prosecute or procure prosecution of such of the Patent Rights (Lonza) which are patent applications diligently so as to secure the best commercial advantage obtainable, as determined by Lonza in its commercially reasonable discretion, and will pursue, as determined by Lonza in its commercially reasonable discretion, all necessary actions against any third party that Lonza reasonably believes is infringing, misappropriating or violating any Lonza Intellectual Property Rights; and

9.1.2	pay or procure payment of all renewal fees in respect of the Patent Rights (Lonza) to ensure they are valid and subsisting for the full term thereof and in particular will procure such renewal of the registrations thereof as may be necessary from time to time so far as it is reasonable to do so with particular reference to commercial considerations.

9.2

Licensee shall promptly notify Lonza in writing of any infringement or improper or unlawful use of or of any challenge to the validity of the Patent Rights (Lonza) and/or Know-How. Lonza undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Lonza’s sole discretion be necessary to

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restrain any such infringement or improper or unlawful use or to defend such challenge to validity and Licensee shall permit Lonza to have the sole conduct of any such steps and proceedings including the right to settle them whether or not Licensee is a party to them. Licensee shall have the right at its own cost and for its own benefit to initiate, prosecute and control the enforcement of the Patent Rights (Lonza) against infringement by a Third Party in the Territory if all of the following conditions are fulfilled (a) the product manufactured through the infringing activity is a competing product to the Product, (b) Lonza has not granted rights to third parties which prevent Lonza from granting such a right to enforce to Licensee, and (c) Lonza does not initiate proceedings within sixty (60) days of being requested to do so by Licensee.

9.3	As soon as practicable after Lonza becomes aware, Lonza shall promptly notify Licensee of any allegation that any of the Patent Rights (Third Party) infringe any rights of any third party or of any challenge to the validity of any of the Patent Rights (Third Party). Lonza shall keep Licensee reasonably informed of the outcome of any such allegations and / or challenges, including the extent to which any such allegations or challenges may impact on the ability for the Licensee to continue to be a sublicensee of such rights.

10.	Term and Termination

10.1	Unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 14, this Agreement shall continue in force in each country of the world, until expiry of the last Valid Claim, or for so long as the System Know-How and/or CDACF Version 8 Know-How is identified and remains secret and substantial, whichever is later.

10.2	Licensee may terminate this Agreement by giving sixty (60) days’ notice in writing to Lonza.

10.3	Either Lonza or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

10.3.1	if the other commits a breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within thirty (30) days of the receipt by the other of a notice identifying the breach and requiring its remedy.

10.3.2	if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or administrator appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

10.4

If at any time during this Agreement Licensee knowingly, directly or indirectly, opposes or assists any third party to oppose the grant of letters patent or any patent application within any of the Patent Rights (Lonza)=or disputes or knowingly, directly or indirectly, assists any third party to dispute the validity of any patent within any of

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the Patent Rights (Lonza) or any of the claims thereof Lonza shall be entitled at any time thereafter to terminate all or any of the licences granted hereunder forthwith by notice to Licensee.

10.5	If this Agreement expires or is terminated for any reason any and all licences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy all Vectors, Cell Lines forthwith and shall certify such destruction immediately thereafter in writing to Lonza provided that Licensee shall be entitled to sell any Product in its sole discretion remaining in its possession or control at the time that termination becomes effective, provided that such sales shall be completed within six (6) months of the date of expiry or termination of this Agreement and any stocks of Product still remaining shall be destroyed (with an appropriate written certificate of such destruction being immediately sent to Lonza). Licensee shall pay Lonza the royalties in respect of such sales in accordance with Clause 6.

10.6	Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

11.	Assignment

11.1	Save as expressly provided by Clause 4, neither party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed, save that either party shall be entitled without the prior written consent of the other party to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement (i) to an Affiliate or (ii) to any joint venture company of which Lonza or Licensee, as the case may be, is the beneficial owner of at least fifty percent (50%) of the issued share capital thereof or (iii) to any company with which that party may merge or (iv) to any company to which that party may transfer its assets and undertaking.

11.2	This Agreement shall be binding upon the successors and assigns of the parties and the name of a party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either party except as expressly provided herein.

12.	Governing Law and Jurisdiction

12.1	The validity, construction and performance of this Agreement shall be governed by English law and the parties submit to the non-exclusive jurisdiction of the courts of England and Wales.

12.2	Either party shall have the right to take proceedings in any other jurisdiction for the purposes of enforcing a judgement or order obtained from any court of competent jurisdiction. Subject to the remainder of this clause 12, the parties shall have the right to proceed to a suitable jurisdiction for the purpose of enforcing a judgment, award, or order (including without limitation seeking specific performance) and injunctive reliefs.

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12.3	Except for any disputes requiring a Party to seek urgent interlocutory or injunctive relief, any disputes relating to issues arising from this Agreement shall, in the absence of resolution within thirty (30) days of the dispute arising, be referred to senior executives of the Licensee and Lonza, who shall discuss the matter and attempt to resolve it by mutual consent. If the senior executives of the Licensee and Lonza cannot resolve the dispute within thirty (30) days of the matter being referred to them, either party may, by written notice to the other party, invoke the mediation procedure set out in clause 12.4 below.

12.4	If a dispute arises between the parties that the parties cannot resolve pursuant to clause 12.3 above, the parties agree to attempt in good faith to resolve such dispute by mediation administered by the CEDR (Centre for Effective Dispute Resolution) in London. The parties agree that they shall share equally the cost of any mediation fees, and the cost of the mediator. Each party must bear its owns attorneys’ fees and associated costs and expenses. The place of any mediation shall be London, England. If efforts at mediation are unsuccessful within sixty (60) days of either party referring the dispute to mediation either party may pursue its rights in a court of law.

13.	Force Majeure

Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God (including without limitation, fire), act of government or state, war, civil commotion, insurrection, embargo, epidemic, terrorism or earthquake, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the party relying upon it shall give written notice to the other of this fact. If the reason continues for a period of more than ninety (90) days and substantially affects the commercial basis of this Agreement the party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving written notice of such termination to the other party.

14.	Illegality

14.1	If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the parties hereto or this Agreement including the EC Commission or the European Court of Justice:

(i)	such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the parties and shall be deemed not to be included in this Agreement;

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(ii)	the other provisions of this Agreement shall be binding on the parties as if such provision was not included therein; and

(iii)	the parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as most closely achieves the intention of the parties without rendering such provision invalid or unenforceable.

15.	Miscellaneous

15.1	This Agreement embodies and sets forth the entire agreement and understanding of the parties and supersedes all prior oral and written agreements, understandings or arrangements relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement.

15.2	This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the parties.

15.3	No failure or delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

15.4	Except as required by law, the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning this Agreement shall require the prior written approval of Lonza and Licensee.

15.5	Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

15.6	The parties do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, or by any other statute or common-law principle, by any person who is not a party to this Agreement.

16.	Notice

16.1	Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by e-mail (to the e-mail address set out below) and receipt of such notice is expressly confirmed by the other party or is-left at or sent by registered post or by a reputable overnight courier to a party or delivered in person to a party at the address set out below for such party or such other address as the party may from time to time designate by written notice to the other(s):

Address	of Lonza
Lonza	Sales AG, Muenchensteinerstrasse 38 CH-4402, Basel, Switzerland

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With a copy to:	Lonza Biologics Plc 228 Bath Road, Slough, Berkshire SL1 4DX Facsimile: 01753 777001

Address of Licensee

Nexvet Biopharma Pty Ltd of Level 39, 385 Bourke Street, Melbourne 3006, Victoria, Australia

E-mail: mark.heffernan@nexvet.com

For the attention of: Mark Heffernan, PhD, CEO

16.2	All such notices and documents shall be in the English language. Any such notice or other document shall be deemed to have been received by the addressee seven (7) working days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by hand, at the time of such delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

17.	Interpretation

17.1	The headings in this Agreement are inserted only for convenience and shall not affect the construction hereof.

17.2	Where appropriate words denoting a singular number only shall include the plural and vice versa.

17.3	Reference to any statute or statutory provision includes a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

17.4	References to the recitals, clauses and appendix shall be deemed to be a reference to the recitals, clauses and appendix to this Agreement and shall form an integral part of this Agreement.

17.5	Reference in this Agreement to either Lonza or Licensee (as the case may be) shall, unless repugnant to the subject or context thereof, include their respective Affiliates, successors and assigns, save that the obligation to indemnify pursuant to clauses 7.4 shall only be obligations on Lonza and Licensee respectively, and the obligation to indemnify in clause 7.5 shall only be on Licensee. No Affiliates shall be obligated to provide any indemnification.

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AS WITNESS the hands of the duly authorized representatives of the parties hereto

Signed for and on behalf of LONZA SALES AG	By:	/s/ Sven Frie

	Name:	Sven Frie

	Title:	Director Sales and Business Dev	TITLE

Signed for and on behalf of LONZA SALES AG	By:	/s/ Cordula Altekruger

	Name:	Cordula Altekruger

	Title:	Legal Counsel	TITLE

Signed for and on behalf of NEXVET BIOPHARMA PTY LTD	By:	/s/ illegible

Name:

	Title:	CEO	TITLE

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APPENDIX 1A

PATENT RIGHTS (LONZA)

Lonza Ref. No.	***

Subject Matter:	***

Title:	***

Origin:	***

Registered Owner:	***

Inventors:	***

Priority Application Dates:	***
Earliest Publication Date/No.:	***

Territory	Appl. Date	Patent No.	Expiry Date
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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Lonza Ref. No.	***

Subject Matter:	***

Title:	***

Origin:	***
Registered Owner:	***

Priority Application Date:	***
Earliest Publication Date/No.:	***

Territory	Appl. Date	Patent No.	Application No.	Expiry Date
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Lonza Ref. No.	***

Subject Matter:	***

Title:	***

Origin:	***
Registered Owner:	***

Priority Application Date:	***
Earliest Publication Date/No.:	***

Territory	Appl. Date	Patent No.	Application No.	Expiry Date
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Lonza Ref:	***

Subject Matter:	***

Title:	***

Priority Date:	***

Earliest Publication Date:	***

Territory	Appl. Date	Patent Application or* Patent Number	Patent Expiry Date

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APPENDIX 1B

PATENT RIGHTS (THIRD PARTY)

Subject Matter:	***

Title:	***

Origin:	***

Registered Owner:	***

Territory	Appl. Date	Patent No.	Filing No.	Expiry Date

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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

*** PATENT PORTFOLIO

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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

*** PATENT PORTFOLIO CONTINUED

Title	Application Number	Date of Filing

***	***	***

***	***	***

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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

***

Subject Matter:	***

Title:	***

Origin:	***

Registered Owner:	***

European Patent No.	***

Expiry date:	***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

APPENDIX 2

CDACF VERSION 8 BASE POWDERS

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APPENDIX 3

CDACF VERSION 8 SUPPLEMENTS, MEDIA AND FEEDS

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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

APPENDIX 4

CDACF VERSION 8 KNOW-HOW

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*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.